Christopher H. Constable
291 Old Country Road South
Wellington, FL 33414

May 21, 2024

Mr. Robert Carmichael, CEO, Chairman
Brownie's Marine Group, Inc.
3001 NW 25th Ave
Pompano Beach, FL 33069

Mr. Carmichael,

Please consider this letter as notice for my resignation from the Board of Directors for Brownie's Marine Group, Inc.

The filing of the 2023 Form 10K to the SEC dated May 9, 2024 includes my signature authorizing the filing of this document, and no such authorization was obtained. I was not provided a copy of the filing in advance for review or questions, and you received no authorization from me to file this report with my signature included. I have also not received the required notification from Assurance Dimensions, LLC to the Board of Directors upon the filing of the Form 10K to the SEC.

Additionally, there have been no board meetings of record since my resignation as CEO of the Company in July, 2023 . This lack of transparency to the board provides significant personal risk that I am no longer willing to accept.

Regards,

Christopher H. Constable